Calculation of Filing Fee Tables
S-8
Hudson Global, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.001 par value per share	Other	400,000	$ 9.19	$ 3,676,000.00	0.0001531	$ 562.80
2	Equity	10.0% Series A Cumulative Perpetual Preferred Stock, $0.001 par value per share	Other	175,000	$ 10.00	$ 1,750,000.00	0.0001531	$ 267.93
Total Offering Amounts:						$ 5,426,000.00		$ 830.73
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 830.73
Offering Note
[1]	(1) In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 shall be deemed to cover any additional shares of Common Stock, $0.001 par value per share (the "Common Stock") and 10.0% Series A Cumulative Perpetual Preferred Stock, $0.001 par value per share (the "Preferred Stock") of Hudson Global, Inc. (the "Company") that may become issuable under the Company's 2009 Incentive Stock and Awards Plan, as amended and restated (the "Plan") to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments. (2) Represents 400,000 additional shares of Common Stock and 175,000 shares of Preferred Stock reserved for future issuance under the Plan. (3) Determined in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, the registration fee calculation is based on the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Select Market on August 15, 2025. (4) Determined in accordance with Rule 457(h) under the Securities Act of 1933, the registration fee calculation is based on the liquidation value of the Preferred Stock because such shares are not traded on any national securities exchange as of the date hereof.

[2]	(1) In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 shall be deemed to cover any additional shares of Common Stock, $0.001 par value per share (the "Common Stock") and 10.0% Series A Cumulative Perpetual Preferred Stock, $0.001 par value per share (the "Preferred Stock") of Hudson Global, Inc. (the "Company") that may become issuable under the Company's 2009 Incentive Stock and Awards Plan, as amended and restated (the "Plan") to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments. (2) Represents 400,000 additional shares of Common Stock and 175,000 shares of Preferred Stock reserved for future issuance under the Plan. (3) Determined in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, the registration fee calculation is based on the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Select Market on August 15, 2025. (4) Determined in accordance with Rule 457(h) under the Securities Act of 1933, the registration fee calculation is based on the liquidation value of the Preferred Stock because such shares are not traded on any national securities exchange as of the date hereof.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A